Exhibit 99.1

FOR IMMEDIATE RELEASE	New York, NY (October 21, 2021)

Interpublic Announces Third Quarter and First Nine Months 2021 Results

• Third quarter net revenue was $2.26 billion, an increase of 15.7% from a year ago, with organic growth of 15.0%
• Net income was $239.9 million, with adjusted EBITA before restructuring charges of $369.5 million and margin of 16.3% on net revenue
• Third quarter diluted EPS was $0.60 as reported, and $0.63 as adjusted compared with $0.53 a year ago
• Company upgrades expectation for FY 2021 financial performance to organic growth of approximately 11.0% and adjusted EBITA margin of approximately 16.8%, based on continued progress on public health and sustained macro recovery

Philippe Krakowsky, CEO of IPG:

“We are pleased with our third quarter performance, which was highlighted by strong revenue growth in all world regions and across our operating segments, and driven by broad-based contributions across our agencies and client sectors. Given 15.0% organic revenue growth from a year ago, our two-year organic increase on that important metric was 10.7% relative to the third quarter of 2019, which demonstrates the strength and relevance of our evolving offerings. The quarter was similarly highlighted by margin expansion compared to last year and well ahead of the third quarter of 2019. These remarkable results are thanks to our people, across all of Interpublic, who have continued to show a high level of dedication and support – to our clients and to one another. The combination of our exceptionally talented people, and a balanced portfolio of capabilities and expertise, continues to set a high competitive standard.”

“The strategic steps we have taken over the long-term position us as a high value business partner that helps marketers thrive in the digital economy. By combining the power of creativity with the benefits of data and technology, we can create integrated solutions that are precise and accountable, solving business issues and driving growth for clients across a range of industry sectors. A culture that values diversity, corporate responsibility, and a transparent and ethical approach to the deployment of data further differentiates IPG.”

“With the level of performance we are showing through nine months, we are pleased to increase our financial objectives for the full year. Based on expectations of a reasonably steady course of improvement in the public health situation and attendant global economic recovery, we expect that we can deliver organic growth for the year of approximately 11%. With growth at that level, we expect to achieve adjusted EBITA margin of approximately 16.8%. As such, we see significant opportunity to create further value for all of our stakeholders.”

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Summary

Revenue
•Third quarter 2021 net revenue of $2.26 billion increased by 15.7% compared to $1.95 billion in the third quarter of 2020. During the quarter, our organic net revenue increase was 15.0%, which was comprised of an organic net revenue increase of 14.7% in the U.S. and an increase of 15.4% internationally. Third quarter 2021 total revenue, which includes billable expenses, of $2.54 billion, increased by 19.6% compared to $2.13 billion in 2020.
•First nine months 2021 net revenue of $6.56 billion increased by 13.5% compared to $5.78 billion in the first nine months of 2020. During the quarter, our organic net revenue increase was 12.0%, which was comprised of an organic net revenue increase of 10.4% in the U.S. and an increase of 15.2% internationally. First nine months 2021 total revenue, which includes billable expenses, of $7.31 billion increased by 12.3% compared to $6.51 billion in 2020.

Operating Results
•Operating income in the third quarter of 2021 increased to $351.5 million, compared to $248.6 million in 2020. Adjusted EBITA before restructuring charges increased to $369.5 million in the third quarter of 2021, compared to adjusted EBITA before restructuring charges of $317.2 million for the same period in 2020. Adjusted EBITA before restructuring charges margin on net revenue increased to 16.3%, compared to 16.2% in 2020.
•Restructuring charges of $(3.5) million and $(2.4) million for the three and nine months ended September 30, 2021, respectively, consist of adjustments to the Company's restructuring actions taken during 2020 to lower its operating expenses structurally and permanently relative to revenue and to accelerate the transformation of our business; there were no new restructuring actions in 2021. Restructuring charges were $47.3 million and $159.9 million for the three and nine months ended September 30, 2020, respectively.
•Operating income in the first nine months of 2021 increased to $978.9 million, compared to $365.0 million in 2020. Adjusted EBITA before restructuring charges increased to $1,041.2 million in the first nine months of 2021, compared to adjusted EBITA before restructuring charges of $589.3 million for the same period in 2020. Adjusted EBITA before restructuring charges margin on net revenue increased to 15.9%, compared to 10.2% in 2020.
•Refer to reconciliations on page 12 for further detail.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Net Results
•Income tax provision in the third quarter of 2021 was $73.9 million on income before income taxes of $318.3 million.
•Third quarter 2021 net income available to IPG common stockholders was $239.9 million, resulting in earnings of $0.61 per basic share and $0.60 per diluted share, compared to earnings of $0.72 and $0.71 per basic and diluted share, respectively, for the same period in 2020. Adjusted earnings were $0.63 per diluted share, compared to adjusted earnings of $0.53 per diluted share a year ago. Third quarter 2021 adjusted earnings excludes after-tax amortization of acquired intangibles of $17.3 million, after-tax restructuring charges of $(3.5) million and an after-tax gain of $1.7 million on the sales of businesses.
•Income tax provision in the first nine months of 2021 was $184.4 million on income before income taxes of $788.8 million.
•First nine months of 2021 net income available to IPG common stockholders was $594.9 million, resulting in earnings of $1.51 per basic share and $1.49 per diluted share, compared to earnings of $0.61 per basic and diluted share for the same period in 2020. Adjusted earnings were $1.78 per diluted share, compared to adjusted earnings of $0.87 per diluted share a year ago. First nine months 2021 adjusted earnings excludes after-tax amortization of acquired intangibles of $52.1 million, after-tax restructuring charges of $(2.7) million, an after-tax loss of $10.8 million on the sales of businesses and an after-tax loss of $55.5 million on the early extinguishment of debt.
•Refer to reconciliations on pages 10 through 14 for further detail.

Operating Results

Revenue
Net revenue of $2.26 billion in the third quarter of 2021 increased 15.7% compared with the same period in 2020. During the quarter, the effect of foreign currency translation was positive 1.1%, the impact of net dispositions was negative 0.4%, and the resulting organic net revenue increase was 15.0%. Total revenue, which includes billable expenses, increased to $2.54 billion in the third quarter of 2021, compared to $2.13 billion in 2020.

Net revenue of $6.56 billion in the first nine months of 2021 increased 13.5% compared with the same period in 2020. During the first nine months of 2021, the effect of foreign currency translation was positive 1.9%, the impact of net dispositions was negative 0.4%, and the resulting organic net revenue increase was 12.0%. Total revenue, which includes billable expenses, increased to $7.31 billion in the first nine months of 2021, compared to $6.51 billion in 2020.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Operating Expenses
For the third quarter of 2021, total operating expenses, excluding billable expenses, increased by 12.0%, compared to the net revenue increase of 15.7% from the same period a year ago. For the first nine months of 2021, total operating expenses, excluding billable expenses, increased by 3.0% compared to the net revenue increase of 13.5% from the same period a year ago.

Staff cost ratio, which is total salaries and related expenses as a percentage of net revenue, increased to 66.8% in the third quarter of 2021 from 65.0% in the same period in 2020, and decreased to 66.9% in the first nine months of 2021 from 69.2% in the same period in 2020. Salaries and related expenses increased 19.0% to $1.51 billion during the third quarter of 2021, compared to $1.27 billion for the same period in 2020. Salaries and related expenses increased 9.8% to $4.39 billion during the first nine months of 2021, compared to $4.00 billion for the same period in 2020. The increase in staff cost ratio as a percentage of net revenue in the third quarter was primarily driven by increased performance-based employee incentive compensation expense and increased temporary labor expense supporting our revenue growth, which is partially offset by leverage in base salaries, benefits and payroll tax expenses. The decrease in staff cost ratio as a percentage of net revenue in the first nine months of 2021 was primarily driven by leverage in base salaries, benefits and tax that includes the benefit of initiatives taken during 2020.

Office and other direct expenses decreased as a percentage of net revenue to 13.3% during the third quarter of 2021, compared to 15.8% a year ago, and decreased as a percentage of net revenue to 13.6% during the first nine months of 2021, compared to 17.4% a year ago. In the third quarter of 2021, office and other direct expenses were $300.9 million, a decrease of 2.3% compared to the same period in 2020. In the first nine months of 2021, office and other direct expenses were $894.8 million, a decrease of 10.8% compared to the same period in 2020. The change for the third quarter was mainly due to lower bad debt expense and a reduction in the year-over-year change in contingent acquisition obligations, as well as savings on occupancy expense as a result of real estate restructuring actions taken in 2020. The change for the first nine months was mainly due to factors similar to those noted for the third quarter of 2021 in addition to a decrease in travel and entertainment expenses.

Selling, general and administrative expenses increased as a percentage of net revenue to 1.4% during the third quarter of 2021, compared to 0.5% during the same period in 2020, and increased as a percentage of net revenue to 1.4% during the first nine months of 2021, compared to 0.6% during the same period in 2020. The change for the third quarter was primarily due to increases in performance-based incentive compensation expense and employee insurance expense. The change for the first nine months was mainly due to factors similar to those noted for the third quarter of 2021, in addition to an increase in base salaries
Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

as the prior year benefited from temporary cost saving actions that have since unwound as well as higher other office and other direct expenses.

Depreciation and amortization as a percentage of net revenue decreased to 3.1% during the third quarter of 2021, compared to 3.6% a year ago, and decreased to 3.2% during the first nine months of 2021, compared to 3.8% a year ago. During the third quarter of 2021, depreciation and amortization was $69.4 million, a decrease of 2.3% compared to the same period in 2020. During the first nine months of 2021, depreciation and amortization was $208.7 million, a decrease of 3.8% compared to the same period in 2020.

Restructuring charges in the third quarter of 2021 were $(3.5) million and were $(2.4) million in the first nine months of 2021, consisting of adjustments to the Company's restructuring actions taken during 2020 to lower its operating expenses structurally and permanently relative to revenue and to accelerate the transformation of our business; there were no new restructuring actions in 2021. Restructuring charges were $47.3 million and $159.9 million for the three and nine months ended September 30, 2020, respectively.

Non-Operating Results and Tax
Net interest expense decreased by $9.2 million to $35.5 million in the third quarter of 2021 from a year ago, and decreased by $9.5 million to $113.2 million in the first nine months of 2021 from a year ago.

Other income, net was $2.3 million in the third quarter of 2021 and other expense, net was $76.9 million in the first nine months of 2021, which included a pre-tax loss of $74.0 million related to the early extinguishment of debt from the first quarter of 2021.

The income tax provision in the third quarter of 2021 was $73.9 million on income before income taxes of $318.3 million. This compares to an income tax benefit of $86.3 million for the third quarter of 2020 on income before income taxes of $192.6 million.

The income tax provision in the first nine months of 2021 was $184.4 million on income before income taxes of $788.8 million. This compares to an income tax benefit of $50.1 million for the first nine months of 2020 on income before income taxes of $187.7 million.

Balance Sheet
At September 30, 2021, cash and cash equivalents totaled $2.49 billion, compared to $2.51 billion at December 31, 2020 and $1.63 billion on September 30, 2020. Total debt was $3.45 billion at September 30, 2021, compared to $3.47 billion at December 31, 2020.
Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Common Stock Dividend
During the third quarter of 2021, the Company declared and paid a common stock cash dividend of $0.270 per share, for a total of $106.2 million.

For further information regarding the Company's financial results as well as certain non-GAAP measures including organic net revenue change, adjusted EBITA, adjusted EBITA before restructuring charges and adjusted earnings per diluted share, and the reconciliations thereof, please refer to pages 10 to 14 and our Investor Presentation filed on Form 8-K herewith and available on our website, www.interpublic.com.

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About Interpublic
Interpublic (NYSE: IPG) (www.interpublic.com) is a values-based, data-fueled, and creatively-driven provider of marketing solutions. Home to some of the world’s best-known and most innovative communications specialists, IPG global brands include: Acxiom, Craft, FCB, FutureBrand, Golin, Huge, Initiative, Jack Morton, Kinesso, MAGNA, Matterkind, McCann, Mediahub, Momentum, MRM, MullenLowe Group, Octagon, R/GA, UM, Weber Shandwick and more. IPG is an S&P 500 company with net revenue of $8.06 billion in 2020.

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Contact Information
Tom Cunningham
(Press)
(212) 704-1326

Jerry Leshne
(Analysts, Investors)
(212) 704-1439
Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Cautionary Statement

This release contains forward-looking statements. Statements in this release that are not historical facts, including statements about management’s beliefs and expectations, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined under item 1A, Risk Factors, in our most recent Annual Report on Form 10-K and our quarterly reports on Form 10-Q and our other filings with the Securities and Exchange Commission ("SEC"). Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:

◦the effects of a challenging economy on the demand for our advertising and marketing services, on our clients’ financial condition and on our business or financial condition;
◦the impacts of the COVID-19 pandemic and the measures to contain its spread, including social distancing efforts and restrictions on businesses, social activities and travel, any failure to realize anticipated benefits from the rollout of COVID-19 vaccination campaigns and the resulting impact on the economy, our clients and demand for our services, which may precipitate or exacerbate other risks and uncertainties;
◦our ability to attract new clients and retain existing clients;
◦our ability to retain and attract key employees;
◦risks associated with assumptions we make in connection with our critical accounting estimates, including changes in assumptions associated with any effects of a weakened economy;
◦potential adverse effects if we are required to recognize impairment charges or other adverse accounting-related developments;
◦risks associated with the effects of global, national and regional economic and political conditions, including counterparty risks and fluctuations in economic growth rates, interest rates and currency exchange rates;
◦developments from changes in the regulatory and legal environment for advertising and marketing and communications services companies around the world, including laws and regulations related to data protection and consumer privacy; and
◦failure to fully realize the anticipated benefits of our 2020 restructuring actions and other cost-savings initiatives.

Investors should carefully consider these factors and the additional risk factors outlined in more detail under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K and our quarterly reports on Form 10-Q and our other SEC filings.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES CONSOLIDATED SUMMARY OF EARNINGS THIRD QUARTER REPORT 2021 AND 2020 (Amounts in Millions except Per Share Data) (UNAUDITED)

	Three Months Ended September 30,
	2021	2020	Fav. (Unfav.) % Variance
Revenue:
Net Revenue	$2,261.7	$1,954.6	15.7%
Billable Expenses	280.3	170.9	64.0%
Total Revenue	2,542.0	2,125.5	19.6%

Operating Expenses:
Salaries and Related Expenses	1,511.2	1,269.9	(19.0)%
Office and Other Direct Expenses	300.9	307.9	2.3%
Billable Expenses	280.3	170.9	(64.0)%
Cost of Services	2,092.4	1,748.7	(19.7)%
Selling, General and Administrative Expenses	32.2	9.9	>(100)%
Depreciation and Amortization	69.4	71.0	2.3%
Restructuring Charges	(3.5)	47.3	>100%
Total Operating Expenses	2,190.5	1,876.9	(16.7)%
Operating Income	351.5	248.6	41.4%

Expenses and Other Income:
Interest Expense	(42.9)	(50.8)
Interest Income	7.4	6.1
Other Income (Expense), Net	2.3	(11.3)
Total (Expenses) and Other Income	(33.2)	(56.0)

Income Before Income Taxes	318.3	192.6
Provision for (Benefit of) Income Taxes	73.9	(86.3)
Income of Consolidated Companies	244.4	278.9
Equity in Net Income (Loss) of Unconsolidated Affiliates	0.2	(0.4)
Net Income	244.6	278.5
Net (Income) Loss Attributable to Non-controlling Interests	(4.7)	1.2
Net Income Available to IPG Common Stockholders	$239.9	$279.7

Earnings Per Share Available to IPG Common Stockholders:
Basic	$0.61	$0.72
Diluted	$0.60	$0.71

Weighted-Average Number of Common Shares Outstanding:
Basic	393.5	389.6
Diluted	399.8	393.9

Dividends Declared Per Common Share	$0.270	$0.255
Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES CONSOLIDATED SUMMARY OF EARNINGS THIRD QUARTER REPORT 2021 AND 2020 (Amounts in Millions except Per Share Data) (UNAUDITED)

	Nine Months Ended September 30,
	2021	2020	Fav. (Unfav.) % Variance
Revenue:
Net Revenue	$6,559.0	$5,780.1	13.5%
Billable Expenses	749.6	730.9	2.6%
Total Revenue	7,308.6	6,511.0	12.3%

Operating Expenses:
Salaries and Related Expenses	4,389.2	3,998.8	(9.8)%
Office and Other Direct Expenses	894.8	1,003.1	10.8%
Billable Expenses	749.6	730.9	(2.6)%
Cost of Services	6,033.6	5,732.8	(5.2)%
Selling, General and Administrative Expenses	89.8	36.4	>(100)%
Depreciation and Amortization	208.7	216.9	3.8%
Restructuring Charges	(2.4)	159.9	>100%
Total Operating Expenses	6,329.7	6,146.0	(3.0)%
Operating Income	978.9	365.0	>100%

Expenses and Other Income:
Interest Expense	(135.1)	(145.4)
Interest Income	21.9	22.7
Other Expense, Net	(76.9)	(54.6)
Total (Expenses) and Other Income	(190.1)	(177.3)

Income Before Income Taxes	788.8	187.7
Provision for (Benefit of) Income Taxes	184.4	(50.1)
Income of Consolidated Companies	604.4	237.8
Equity in Net Income (Loss) of Unconsolidated Affiliates	0.4	(0.6)
Net Income	604.8	237.2
Net (Income) Loss Attributable to Non-controlling Interests	(9.9)	1.6
Net Income Available to IPG Common Stockholders	$594.9	$238.8

Earnings Per Share Available to IPG Common Stockholders:
Basic	$1.51	$0.61
Diluted	$1.49	$0.61

Weighted-Average Number of Common Shares Outstanding:
Basic	392.8	388.9
Diluted	398.3	392.6

Dividends Declared Per Common Share	$0.810	$0.765
Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)
	Three Months Ended September 30, 2021
	As Reported	Amortization of Acquired Intangibles	Restructuring Charges[1]	Net Losses on Sales of Businesses[2]	Adjusted Results (Non-GAAP)
Operating Income and Adjusted EBITA before Restructuring Charges[3]	$351.5	$(21.5)	$3.5		$369.5

Total (Expenses) and Other Income[4]	(33.2)			$1.7	(34.9)
Income Before Income Taxes	318.3	(21.5)	3.5	1.7	334.6
Provision for Income Taxes	73.9	4.2	0.0	0.0	78.1
Equity in Net Income of Unconsolidated Affiliates	0.2				0.2
Net Income Attributable to Non-controlling Interests	(4.7)				(4.7)
Net Income Available to IPG Common Stockholders	$239.9	$(17.3)	$3.5	$1.7	$252.0

Weighted-Average Number of Common Shares Outstanding - Basic	393.5				393.5
Dilutive effect of stock options and restricted shares	6.3				6.3
Weighted-Average Number of Common Shares Outstanding - Diluted	399.8				399.8

Earnings per Share Available to IPG Common Stockholders[5]:
Basic	$0.61	$(0.04)	$0.01	$0.00	$0.64
Diluted	$0.60	$(0.04)	$0.01	$0.00	$0.63

[1] Restructuring charges of $(3.5) million in the third quarter of 2021 were related to adjustments to our restructuring actions taken in 2020, which were designed to reduce our operating expenses structurally and permanently relative to revenue and to accelerate the transformation of our business.

[2] Primarily includes a non-cash gain in the third quarter of 2021 related to the deconsolidation of a previously consolidated subsidiary in which we maintain an equity interest, partially offset by losses on complete dispositions of businesses and the classification of certain assets as held for sale.

[3] Refer to non-GAAP reconciliation of Adjusted EBITA before Restructuring Charges on page 12.
[4] Consists of non-operating expenses including interest expense, net and other expense, net.
[5] Earnings per share may not add due to rounding.
Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)
	Nine Months Ended September 30, 2021
	As Reported	Amortization of Acquired Intangibles	Restructuring Charges[1]	Net Losses on Sales of Businesses[2]	Loss on Early Extinguishment of Debt[3]	Adjusted Results (Non-GAAP)
Operating Income and Adjusted EBITA before Restructuring Charges[4]	$978.9	$(64.7)	$2.4			$1,041.2

Total (Expenses) and Other Income[5]	(190.1)			$(12.5)	$(74.0)	(103.6)
Income Before Income Taxes	788.8	(64.7)	2.4	(12.5)	(74.0)	937.6
Provision for Income Taxes	184.4	12.6	0.3	1.7	18.5	217.5
Equity in Net Income of Unconsolidated Affiliates	0.4					0.4
Net Income Attributable to Non-controlling Interests	(9.9)					(9.9)
Net Income Available to IPG Common Stockholders	$594.9	$(52.1)	$2.7	$(10.8)	$(55.5)	$710.6

Weighted-Average Number of Common Shares Outstanding - Basic	392.8					392.8
Dilutive effect of stock options and restricted shares	5.5					5.5
Weighted-Average Number of Common Shares Outstanding - Diluted	398.3					398.3

Earnings per Share Available to IPG Common Stockholders[6]:
Basic	$1.51	$(0.13)	$0.01	$(0.03)	$(0.14)	$1.81
Diluted	$1.49	$(0.13)	$0.01	$(0.03)	$(0.14)	$1.78

[1] Restructuring charges of $(2.4) million in the first nine months of 2021 were related to adjustments to our restructuring actions taken in 2020, which were designed to reduce our operating expenses structurally and permanently relative to revenue and to accelerate the transformation of our business.

[2] Includes losses on complete dispositions of businesses and the classification of certain assets as held for sale, partially offset by a non-cash gain in the third quarter of 2021 related to the deconsolidation of a previously consolidated subsidiary in which we maintain an equity interest.

[3] Consists of a loss incurred in the first quarter of 2021 related to the early extinguishment of our 4.000% unsecured senior notes due 2022, 3.750% unsecured senior notes due 2023 and half of our 4.200% unsecured senior notes due 2024.

[4] Refer to non-GAAP reconciliation of Adjusted EBITA before Restructuring Charges on page 12.
[5] Consists of non-operating expenses including interest expense, net and other expense, net.
[6] Earnings per share may not add due to rounding.
Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions) (UNAUDITED)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Net Revenue	$2,261.7	$1,954.6	$6,559.0	$5,780.1

Non-GAAP Reconciliation:
Net Income Available to IPG Common Stockholders	$239.9	$279.7	$594.9	$238.8

Add Back:
Provision for (Benefit of) Income Taxes	73.9	(86.3)	184.4	(50.1)
Subtract:
Total (Expenses) and Other Income	(33.2)	(56.0)	(190.1)	(177.3)
Equity in Net Income (Loss) of Unconsolidated Affiliates	0.2	(0.4)	0.4	(0.6)
Net (Income) Loss Attributable to Non-controlling Interests	(4.7)	1.2	(9.9)	1.6
Operating Income	351.5	248.6	978.9	365.0

Add Back:
Amortization of Acquired Intangibles	21.5	21.3	64.7	64.4

Adjusted EBITA	$373.0	$269.9	$1,043.6	$429.4
Adjusted EBITA Margin on Net Revenue %	16.5%	13.8%	15.9%	7.4%

Restructuring Charges[1]	(3.5)	47.3	(2.4)	159.9

Adjusted EBITA before Restructuring Charges	$369.5	$317.2	$1,041.2	$589.3
Adjusted EBITA before Restructuring Charges Margin on Net Revenue %	16.3%	16.2%	15.9%	10.2%

[1] Restructuring charges of $(3.5) million and $(2.4) million in the third quarter and first nine months of 2021, respectively, were related to adjustments to our restructuring actions taken in 2020, which were designed to reduce our operating expenses structurally and permanently relative to revenue and to accelerate the transformation of our business.

Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)
	Three Months Ended September 30, 2020
	As Reported	Amortization of Acquired Intangibles	Restructuring Charges	Net Losses on Sales of Businesses[1]	Net Impact of Discrete Tax Items[2]	Adjusted Results (Non-GAAP)
Operating Income and Adjusted EBITA before Restructuring Charges[3]	$248.6	$(21.3)	$(47.3)			$317.2

Total (Expenses) and Other Income[4]	(56.0)			$(8.6)		(47.4)
Income Before Income Taxes	192.6	(21.3)	(47.3)	(8.6)		269.8
(Benefit of) Provision for Income Taxes	(86.3)	4.3	10.8	2.1	$132.6	63.5
Equity in Net Loss of Unconsolidated Affiliates	(0.4)					(0.4)
Net Loss Attributable to Non-controlling Interests	1.2					1.2
Net Income Available to IPG Common Stockholders	$279.7	$(17.0)	$(36.5)	$(6.5)	$132.6	$207.1

Weighted-Average Number of Common Shares Outstanding - Basic	389.6					389.6
Dilutive effect of stock options and restricted shares	4.3					4.3
Weighted-Average Number of Common Shares Outstanding - Diluted	393.9					393.9

Earnings per Share Available to IPG Common Stockholders[5]:
Basic	$0.72	$(0.04)	$(0.09)	$(0.02)	$0.34	$0.53
Diluted	$0.71	$(0.04)	$(0.09)	$(0.02)	$0.34	$0.53

[1] Includes losses on complete dispositions of businesses and the classification of certain assets as held for sale.
[2] Includes a tax benefit of $136.2 related to the finalization and settlement of the U.S. Federal income tax audit for years 2006 through 2016 partially offset by $3.6 of tax expense related to the estimated costs associated with our change in our APB 23 assertion for certain foreign subsidiaries.

[3] Refer to non-GAAP reconciliation of Adjusted EBITA before Restructuring Charges on page 12.
[4] Consists of non-operating expenses including interest expense, net and other expense, net.
[5] Earnings per share may not add due to rounding.
Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)
	Nine Months Ended September 30, 2020
	As Reported	Amortization of Acquired Intangibles	Restructuring Charges	Net Losses on Sales of Businesses[1]	Net Impact of Discrete Tax Items[2]	Adjusted Results (Non-GAAP)
Operating Income and Adjusted EBITA before Restructuring Charges[3]	$365.0	$(64.4)	$(159.9)			$589.3

Total (Expenses) and Other Income[4]	(177.3)			$(51.8)		(125.5)
Income Before Income Taxes	187.7	(64.4)	(159.9)	(51.8)		463.8
(Benefit of) Provision for Income Taxes	(50.1)	12.7	36.2	3.0	$122.6	124.4
Equity in Net Loss of Unconsolidated Affiliates	(0.6)					(0.6)
Net Loss Attributable to Non-controlling Interests	1.6					1.6
Net Income Available to IPG Common Stockholders	$238.8	$(51.7)	$(123.7)	$(48.8)	$122.6	$340.4

Weighted-Average Number of Common Shares Outstanding - Basic	388.9					388.9
Dilutive effect of stock options and restricted shares	3.7					3.7
Weighted-Average Number of Common Shares Outstanding - Diluted	392.6					392.6

Earnings per Share Available to IPG Common Stockholders[5]:
Basic	$0.61	$(0.13)	$(0.32)	$(0.13)	$0.32	$0.88
Diluted	$0.61	$(0.13)	$(0.32)	$(0.12)	$0.31	$0.87

[1] Includes losses on complete dispositions of businesses and the classification of certain assets as held for sale.
[2] Includes a tax benefit of $136.2 related to the finalization and settlement of the U.S. Federal income tax audit for years 2006 through 2016 partially offset by $13.6 of tax expense related to the estimated costs associated with our change in our APB 23 assertion for certain foreign subsidiaries.

[3] Refer to non-GAAP reconciliation of Adjusted EBITA before Restructuring Charges on page 12.
[4] Consists of non-operating expenses including interest expense, net and other expense, net.
[5] Earnings per share may not add due to rounding.
Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax